                         TECHNOLOGY LICENSE AGREEMENT

     THIS TECHNOLOGY LICENSE AND SUPPLY AGREEMENT, (the "Agreement") is dated this 22 day of March, 1996, by and between RACOM SYSTEMS, INC. ("RS" AND/OR "LICENSOR"), a Delaware corporation having its principal offices at 6080 Greenwood Plaza Boulevard, Greenwood Village, Colorado 80111, and RACOM JAPAN ("RJ" AND/OR "LICENSEE"), a Japanese corporation having its principal officers at 6F Otsuka - Shinyurigaoka Building 1-5-3 Karniasao Asao - Ku, Kawasaki - Shi, Kanagawa - Ken 215 Japan.


                                   RECITALS

A. RS has developed and owns certain confidential and patented contactless technology for RFID and smart card applications.

B. RS has licensed, with the right to sub-license, proprietary ferroelectric semiconductor technology from Ramtron International Corporation for application in RS's RFID and smart card products.

C. RS and RJ wish to expand their cooperation as described herein for the common purpose of more fully developing the Japanese market for ferroelectric RFID products.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency and receipt of which is acknowledged, the Parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

When used in this Agreement, the following terms have the following meanings:

1.1 "AFFILIATE" means any enterprise, whether a corporation, unincorporated association, joint venture, partnership or otherwise in which a person or corporation, any holding company or subsidiary of such corporation, or any holding company or subsidiary of such holding company, participates directly or indirectly and relation to such enterprise, such person, corporation or any such holding company or subsidiary has the power to appoint the management thereof, or control the majority of votes at a general meeting.

1.2 "FERROELECTRIC RF/ID PRODUCTS" means a device that Monolithically Incorporates the patented Ferroelectric Technology and is remotely powered by electromagnetic waves or sound waves in which data can be retained in such device and/or altered using electromagnetic waves or sound waves without electrical or physical contact; this may include a device containing a Microprocessor (as specifically provided herein), commonly known as a "smart card."

1.3 "CHANGE IN CONTROL" shall mean if "person" or "group" (within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting shares of Licensee and is entitled to exercise more than 50% of the total voting power of all outstanding voting shares of Licensee or any consolidation of Licensee with, or merger of Licensee into, any other entity, any merger of another entity into Licensee, or any sale or transfer of all or substantially all of the assets of Licensee to another entity (other than a merger which does not result in any reclassification conversion, exchange or cancellation of outstanding shares of Licensee or a merger which is effected solely to change the jurisdiction of incorporation of Licensee).

1.4 "DOLLARS" or "dollars" or "$" means United States currency unless otherwise specified.

1.5 "EFFECTIVE DATE" means the date of this Agreement as set forth in the introductory paragraph of this Agreement.

1.6 "FERROELECTRIC TECHNOLOGY" means the patented technology licensed from Ramtron International Corporation for the design and manufacture of RF/ID Products.

1.7 "IMPROVEMENTS" means all patented improvements, enhancements and developments to the Ferroelectric Technology that relate to the design, development and/or manufacturing of RF/ID Products. "Improvements" shall not include any such improvements, enhancements, and developments if RS or any of its Affiliates, as the case may be, are prohibited from making the same available to Licensee pursuant to any judicial order or proceeding.

1.8 "MONOLITHICALLY INCORPORATE" means all active electronic functions are contained in a single integrated circuit.

1.9 "NET SALES" means the total of all gross amounts either RJ or its Permitted Sublicensees, charges purchasers or sublicensees or otherwise receives, whether from purchasers or sublicensees for or with regard to the sale license or other transfer for value of Ferroelectric RF/ID Products that are manufactured and sold, disposed of, or otherwise transferred by (or manufactured on behalf of RJ by any Permitted Sublicensee or subcontractor) less costs of insurance incident to transportation and shipping charges excise taxes and customs duties and allowances for actual returns and uncollectible accounts. Should Licensee or any Permitted Sublicensee sell such Ferroelectric RF/ID Products in combination with other components or equipment, then the calculation of Net Sales shall be based on the price normally charged by Licensee or Permitted Sublicensee, for such Ferroelectric RF/ID Products when separately invoiced or priced, or if no such separately invoiced or priced sales of such Ferroelectric RF/ID Products have been made, then the calculation of Net Sales shall be based on the price which Licensee or Permitted Sublicensee would charge for such Ferroelectric RF/ID Products in an arm's-length commercial sale transaction for cash.

1.10 "PERMITTED SUBLICENSEES" shall have the meaning set forth in Section 2.1.

1.11 "ROYALTY PERIOD" means a period of three (3) months ending on the last day of March, June, September and December of each year this Agreement is in effect referred to in Section 218, following the expiration of the immediately preceding Royalty Period.

1.12 "ROYALTY YEAR" means each period comprised of each consecutive set of four
     (4) Royalty Periods.

1.13 "TECHNOLOGY LICENSE" has the meaning set forth in Section 2.1.


                                  ARTICLE II
                         TECHNOLOGY LICENSE AND FEES

2.1 GRANT OF LICENSE TO RJ. Upon the terms and subject to the conditions of this Agreement, RS hereby grants to Licensee a non-exclusive right and license to use its patented Ferroelectric RF/ID Technology, and all Improvements, for the limited right to design, development and/or manufacture of Ferroelectric RF/ID Products for sale and use in Japan only. RJ may sublicense Ferroelectric Technology for the limited right to design, development, manufacture and sell Ferroelectric RF/ID Products to Japanese based parties each of whom shall be appointed by RJ and approved in writing by RS, with such approval not to be unreasonably withheld (collectively, the "Permitted Sublicensees"). This license specifically excludes the right to use the Ferroelectric RF/ID Technology in conveyor fed, airline, postal and courier applications. RJ shall pay RS fifty percent (50%) of all license payments, royalties or other value RJ receives from Permitted sublicensee. Plus a 4% royalty on RJ's net sales of Ferroelectric RF/ID Products. RS shall not directly grant any new rights or licenses to any Japanese based corporation to design, develop and manufacture Ferroelectric RF/ID Products for sale and use in Japan during the term of this Agreement.

2.2 GRANT OF LICENSE to RS. RJ and/or its Permitted Sublicensees shall grant to RS a royalty-free, worldwide and perpetual license or sublicense, as the case may be, to RS to design, develop, manufacture, use, sell or otherwise transfer any Improvements related to the design, development and/or manufacturing of Ferroelectric RF/ID Products. Any sublicense agreement entered into between Licensee and a Permitted Sublicensee shall provide that any Permitted Sublicensee making an Improvement in the design, development and/or manufacturing of any Ferroelectric RF/ID Technology or Products shall be required to provide for a royalty fee sublicense in favor of RS for all Improvements:

     (a)  made solely by the Permitted Sublicensee; and/or

     (b)  made jointly by RJ and the Permitted Sublicensee.

2.3 CERTIFICATION OF ROYALTIES BY RACOM. Licensee shall, on or before April 30, July 31, October 31 and January 31 in each year during which royalties are payable under this Agreement (respectively each such three month period is referred to herein as "Royalty Period") furnish to RS a statement, certified by a financial officer of Licensee, concerning the Net Sales by or on behalf of Licensee of Ferroelectric RF/ID Products manufactured and sold, disposed or otherwise transferred by

     Licensee during the preceding Royalty Period in sufficient detail to permit the computation of the royalties due for such Royalty Period, and shall accompany such statement by payment, in immediately available dollar funds, of the royalties due according to that statement. On or before the last day of the first three month period following the end of each Royalty Year, Licensee shall furnish to RS a comparable statement, certified by an internationally recognized firm of independent certified public accountants, certifying the Net Sales by or on behalf of Licensee of Ferroelectric RF/ID Products manufactured and sold, disposed, or otherwise transferred by Licensee during the preceding Royalty Year. Licensee shall accompany such statement by payment in immediately available United States dollar funds of any amounts due to RS for such preceding Royalty Year.

2.4 DISPUTE REGARDING ROYALTIES. In the event of any dispute regarding the amount of any royalty payment allegedly due under or pursuant to this Agreement, the parties shall agree in commercial good faith on and appoint an internationally recognized firm of independent certified public accountants, who shall audit the books and records of Licensee and determine the amount, if any, of the disputed royalty payment or payments, which determination shall be final and legally binding on the parties for all purposes of this Agreement. If the parties are unable to agree on such a firm of independent certified public accountants, such a firm shall be appointed by the Chairman, President or the highest officer at such time of the American Institute of Certified Public Accountants. RS and Licensee shall each pay fifty percent (50%) of the cost of any audit conducted pursuant to this Section.


                                  ARTICLE III
                      TECHNICAL MATERIALS AND ASSISTANCE

3.1 RJ REIMBURSEMENT OF RS EXPENSES. As Partial reimbursement of RS expenses in design, development and documentation of its patented Ferroelectric RF/ID Technology, concurrently with the signing of this agreement RJ will pay RS Y one hundred million (Y100,000,000).

3.2 TECHNICAL ASSISTANCE. Subject to RS's reasonable availability and payment to RS of costs associated herein, RS shall provide certain technical assistance to RJ, and Permitted Sublicensees, during the transfer process. All costs and expenses, including but no limited to salary, employee benefits, travel and lodging of such personnel, and support staff shall be paid in advance by the party receiving such benefit or reimbursed immediately upon presentation to the recipient of appropriate documentation evidencing the other party's having paid or incurred such costs or expenses as a result of such assistance. Notwithstanding anything in this Agreement to the contrary, in the event there is a Change in Control of RJ, RS shall not be required to provide any further technical transfer assistance to RJ or any Permitted Sublicensee if RS believes, in its sole discretion, that providing such assistance would be commercially disadvantageous to RS's position in the Ferroelectric RF/ID market.

3.3 HOLD HARMLESS/INDEMNIFICATION. In the event that any employee of Licensee, or an employee of any Permitted Sublicensee, visits RS's premises, or any employee of RS shall visit Licensee's, or

     Permitted Sublicensee's, premises as contemplated pursuant to this Section, then Licensee, and/or Permitted Sublicensee, shall be responsible for any and all liability of any type whatever to any other person, firm or entity arising from any direct or indirect action or inaction relating to the carrying out of its employee's duties under the terms of this Section. Licensee, and/or Permitted Sublicensee, shall also cause their employees to be covered by their respective liability insurance policy or policies. Whether or not any action or inaction of any such employee is covered by insurance, Licensee and/or Permitted Sublicensee, shall hold harmless and indemnify RS against and from all losses, claims, damages, liabilities, obligations or expenses (including attorneys fees, court costs, and costs of investigation) incurred or to which it may become subject as a result of any action or inaction relating to the carrying out of said employee's duties as contemplated herein.


                                  ARTICLE IV
                   NONTRANSFERABILITY OF TECHNOLOGY LICENSE

4.1 NONTRANSFERABILITY. Except as provided in Section 2.1, the Technology License may not be assigned, sublicensed, subdivided or transferred in any way whatsoever by Licensee without RS's prior written consent, such consent to be within RS's sole discretion. Pursuant to the authority set forth in
     Section 2.1, RJ shall notify RS in writing of any proposed sublicense of rights to design, develop or manufacture Ferroelectric RF/ID Products, and such sublicense shall be deemed to have been rejected by RS unless RS notifies RJ of its approval in writing within thirty (30) calendar days of receipt of RJ's notice.

4.2 CHANGE IN CONTROL. For purposes of this Agreement, any of the following events shall be deemed to be an attempted transfer of the Technology License and shall be subject to the provisions of this Agreement:

     (a) A "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting shares of Licensee and is entitled to exercise more than 50% of the total voting power of all outstanding voting shares of Licensee.

     (b) Any consolidation of Licensee with, or merger of Licensee into, any other entity, any merger of another entity into Licensee, or any sale or transfer of all or substantially all of the assets of Licensee to another entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Licensee or a merger which is effected solely to change the jurisdiction of incorporation of Licensee).

                                  ARTICLE V
           DISCLAIMERS OF WARRANTY AND LIMITATIONS OF LIABLILITY

5.1 RELIANCE ON DISCLAIMERS AND LIMITATIONS. The license fees for the Technology License, and the substance of the other rights and duties of Licensee and RS in this Agreement, have been negotiated in reliance on, and are based upon the applicability and enforceability of, the disclaimers, warranties and limitations of liability contained in this Article 5.

5.2 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE V, RS MAKES NO WARRANTIES TO LICENSEE OR TO ANY OTHER PARTY BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND RAMTRON EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR ARISING BY USAGE OF TRADE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND LICENSEE UNCONDITIONALLY ACCEPTS SUCH DISCLAIMER. LICENSEE SHALL NOT MAKE OR PASS ON TO ITS CUSTOMERS (WHOLESALE OR RETAIL) OR SUBLICENSEES ANY WARRANTY OR REPRESENTATION ON BEHALF OF RS.

5.3 LIMITATION OF LIABILITY FOR TERMINATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR UNDER APPLICABLE LAW TO THE CONTRARY, IN NO EVENT SHALL RS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS, INCOME OR PROFITS, RESULTING FROM RS'S TERMINATION OF THIS AGREEMENT, WHETHER OR NOT RS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY OUT OF THE TERMINATION OF THIS AGREEMENT. Without limiting the generality of the foregoing, Licensee assumes all risks arising out of or relating to its inability to meet any commitments made to and/or perform any agreements entered into with any customer (wholesale or retail) of Licensee in the event of any termination by RS of this Agreement. Provided, however, that nothing contained in this Section is intended to disclaim or waive any rights that Licensee may have against RS with respect to actual and direct damages suffered by Licensee as a result of the breach of this Agreement or the wrongful termination of this Agreement by RS and provided further that nothing contained in this Section shall prejudice or restrict Licensee's right and entitlement to also terminate this Agreement in the event of any material breach of this Agreement by RS.


                                  ARTICLE VI
                    PROTECTION OF FERROELECTRIC TECHNOLOGY

6.1 PATENTS, COPYRIGHTS, AND INTELLECTUAL PROPERTY. RS shall at its own cost obtain such patent, copyright or similar registration or intellectual property protection of the Ferroelectric RF/ID Technology used in the design, development or manufacture of Ferroelectric RF/ID Products throughout the world as is reasonable having regard to: the relative cost thereof; the benefit of the protection obtained; and, all other relevant circumstances. Upon request by Licensee, RS shall provide Licensee a list of all issued patents pertaining to the Ferroelectric Technology used in the design, development, or manufacture of Ferroelectric RF/ID Products.

     RJ and/or any Permitted Sublicensee, shall at their own cost obtain such patent, copyright or similar registration or intellectual property protection for Improvements made solely by RJ or Improvements made jointly by RJ and a Permitted Sublicensee(s), which are used in the design, development or manufacture of Ferroelectric RF/ID Products in Japan as is reasonable having regard to: the relative cost thereof; the benefit of the protection obtained; and, all other relevant circumstances. Upon request by RS, Licensee, and/or any Permitted Sublicensee, shall provide RS a list of all issued patents pertaining to Improvements made to the Technology used in the design, development or manufacture of Ferroelectric RF/ID Products.

6.2 MUTUAL COOPERATION. The parties herein shall constitute a patent committee which shall consist of a senior technical person from RS and a senior technical person from RJ. The patent committee shall meet quarterly after execution of this Agreement to share information concerning Improvements and to determine whether or not an Improvement shall constitute a sole patent right of either RS or RJ, or a joint patent right between RS and RJ. Should the patent committee fail to determine whether or not an Improvement shall constitute a sole patent right of either RS or RJ, or a joint patent right between RS and RJ, then senior management of RS and RJ shall make such determination.

     The inventing party, RS or RJ, as the case may be, shall retain the sole ownership of the respective sole patent right. The inventing party shall grant to the other party and/or its Permitted Sublicensees a nonexclusive, nonsublicenseable, nontransferable, nonassignable, worldwide license to use the sole patent rights pursuant to the terms of this Agreement.

     Joint patent rights shall be jointly owned by the parties with each party owning an equal undivided ownership interest. Each party may, for the life of each joint patent right, use the joint patent rights for any purpose without any payment to the other party, provided that a grant of license of such joint patent rights to a third party other than each party's Affiliate and/or Permitted Sublicensees shall be subject to the prior written approval of the other party. Such approval shall not be unreasonably withheld.

     RS and RJ shall share equally in the legal, filing, and maintenance fees associated with filing joint applications.

6.3 NOTICE OF INFRINGEMENT. Each of RS and Licensee (and any Permitted Sublicensee which Licensee shall cause to act hereunder) shall promptly advise the other in writing of any claim, action, lawsuit, or proceeding threatened, made or brought against them or either of them for infringement of a patent issued to a third party, or for violation of a third party's patent, trade secret, or other intellectual property right based in any instance upon Licensee's use of the Technology License, or Licensee's sale, lease, or distribution of Ferroelectric RF/ID Products or based in any instance upon RS or any of RS's licensees or Affiliates of which RS knows, use of the Ferroelectric RF/ID Technology as the case may be.

6.4 INFRINGEMENT BY FERROELECTRIC TECHNOLOGY. In the event that the Ferroelectric RF/ID Technology is, or in the reasonable judgment of RS, is likely to become the subject of any legal action based in whole or in part on a claim that the Ferroelectric RF/ID Technology infringes the proprietary rights of any person, RS may reasonably demand that Licensee, or any Permitted Sublicensee, cease to use the Technology License and that Licensee, or any Permitted Sublicensee, cease to sell, lease and distribute Authorized Ferroelectric RF/ID Products utilizing the allegedly infringing Ferroelectric RF/ID Technology until and unless there is a final judgment or other final resolution establishing RS's right to continue licensing the Ferroelectric RF/ID Technology. In the event that Licensee, or any Permitted Sublicensee, fails to cease to use the Technology License or fails to cease selling, leasing and distributing Ferroelectric RF/ID Products utilizing the allegedly infringing Ferroelectric RF/ID Technology promptly upon such demand by RS, Licensee, or any Permitted Sublicensee, shall indemnify and hold RS harmless against any and all costs and expenses (including reasonable attorneys fees) paid or payable by RS as a result of Licensee's, or any Permitted Sublicensee's, failure to promptly cease such activities. Notwithstanding anything else contained herein to the contrary, the failure by Licensee, or any Permitted Sublicensee, to cease use of the Technology License and the selling, leasing and distributing of Ferroelectric RF/ID Products shall not constitute a breach of or default under this Agreement. However, in the event of any such failure by Licensee, or any Permitted Sublicensee, RS shall be entitled to require Licensee, or any Permitted Sublicensee, to provide, and Licensee, and/or any Permitted Sublicensee, shall provide to RS, reasonable security for Licensee's, or any Permitted Sublicensee's, indemnification obligation to RS as a result of Licensee's, or any Permitted Sublicensee's continued use of the Technology License and/or manufacture, lease or sale of the Ferroelectric RF/ID Products. RS shall have control of the defense of such claim, action, lawsuit or proceeding, and shall pay the costs thereof (except any cost of the Licensee's associated attorneys, if any); and Licensee, and/or any Permitted Sublicensee, shall assist RS, at RS's cost and expense in the defense of any such claim, action, lawsuit, or proceeding. Licensee, or any Permitted Sublicensee, shall have the right to be represented by an attorney at its own expense in any such controversy.

6.5 INDEMNIFICATION BY RS. RS shall at its own expense indemnify, defend, and hold harmless Licensee from and against any cost, liability, loss, or expense arising from any actual or alleged infringement by Licensee of any patent, trademark, copyright, or other intellectual property right of any third party provided that: (i) such alleged infringement is attributable solely to the Ferroelectric RF/ID Technology and does not arise from the use of such Ferroelectric RF/ID Technology as a part of or in combination with any other devices or parts; (ii) such alleged infringement does not arise from any portion or aspect of Ferroelectric RF/ID Products that were designed or specified by Licensee or any consultant to or representative of Licensee (other than RS); (ii) Licensee gives RS immediate notice in writing of any such suit and permits RS, through counsel of its choice, to answer the charge of infringement and defend such suit; (iv) such cost, liability, loss, or expense does not result from Licensee's failure to promptly cease use of the Ferroelectric RF/ID Technology and sale, lease, and distribution of Ferroelectric

     RF/ID Products after notification by RS in accordance with this Agreement; and, (v) Licensee gives RS all the needed information, assistance, and authority at RS's expense, to enable RS to defend such suit. Notwithstanding anything else contained in this Section 6.5 or elsewhere in this Agreement to the contrary, in no event shall RS's total payments in respect of liability to Licensee hereunder, whether or not the result of more than one actual or alleged infringement, exceed the aggregate amounts paid by Licensee and actually received by RS pursuant to this Agreement; provided, however that if the aggregate amount of such cost, liability, loss, or expense incurred by Licensee exceeds the aggregate amounts paid by Licensee to RS pursuant to this Agreement, then Licensee shall be entitled to offset any such excess against subsequent amounts owed or owing by Licensee to RS pursuant to this Agreement. THIS SECTION 6.5 STATES RS'S TOTAL Liability AND RESPONSIBILITY, AND LICENSEE'S SOLE REMEDY FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE FERROELECTRIC RF/ID TECHNOLOGY LICENSED HEREUNDER, OR ANY PART THEREOF. THIS SECTION 6.5 IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT. IN NO EVENT SHALL RS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.

6.6 INDEMNIFICATION BY LICENSEE. Licensee shall at its own expense indemnify, defend, and hold harmless RS from and against any cost, liability, loss or expense arising from any actual or alleged infringement by Licensee, Affiliate or any Permitted Sublicensee, of any patent, trademark, Roepyright, or other intellectual property right of any third party, provided that (i) RS gives Licensee immediate notice in writing of any such suit and permits Licensee, through counsel of its choice, to answer the charge of infringement and defend such suit; and (ii) RS gives Licensee all the needed information, assistance, and authority, at Licensee's expense to enable Licensee to defend such suit. In the case of a final award of damages in any such suit, Licensee shall pay such award but shall not be responsible for any settlement made without its prior written consent. THIS SECTION 6.6 STATES LICENSEE'S TOTAL LIABILITY AND RESPONSIBILITY, AND RS'S SOLE REMEDY (EXCEPT TO THE EXTENT SET FORTH IN
     SECTION 6.4 HEREOF), FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE FERROELECTRIC RF/ID PRODUCTS, OR ANY PART THEREOF. THIS SECTION 6.6 IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED, OR STATUTORY WARRANTY AGAINST INFRINGEMENT, EXCEPT AS SET FORTH IN SECTION 6.4 HEREOF. IN NO EVENT SHALL LICENSEE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.

6.7 INFRINGEMENT BY THIRD PARTY. Upon becoming aware of any material infringement by a third party of any of the rights covered by this Agreement, each party shall promptly notify the other party of such infringement. After receipt of notice of such infringement, RS shall have the right in its sole discretion, either to (i) assert a claim, action, lawsuit or legal proceeding on its own behalf and/or on behalf of Licensee herein, in which case RS shall be entitled to all awards and recoveries resulting directly from, and shall be responsible for any and all costs and expenses arising out of, such claim, action, lawsuit or proceeding or (ii) determine not to assert any claim, lawsuit, legal proceeding or action of any kind against the alleged infringer. In the event that RS elects not to assert any claim, lawsuit, legal proceeding or action of any kind against the alleged infringer, then
     RS shall, if requested by Licensee in writing, permit and authorize Licensee to assert a claim, action, lawsuit or legal proceeding against the alleged infringer, in which case Licensee shall be entitled to any and all awards and recoveries resulting directly from, and shall be responsible for any and all costs and expenses arising out of, such claim, action, lawsuit or legal proceeding; provided, however, that in such event, if at any time after Licensee has commenced any claim, action, lawsuit or legal proceeding against the alleged infringer, RS elects to join in such proceeding, then Licensee shall take all actions necessary to allow RS to formally join in such proceeding and thereafter RS shall have the right to participate in and direct and control any such action or proceeding and RS shall be responsible for any and all further costs and expenses arising after the commencement of RS's participation in any such claim, action, lawsuit or legal proceeding; provided further that notwithstanding any intervention by RS in any such proceeding, Licensee shall be entitled to any and all awards and recoveries resulting directly from such proceeding after reimbursing RS for all actual out-of-pocket costs and expenses incurred by RS in connection with such proceeding. Notwithstanding the foregoing, Licensee shall be entitled to commence and join in any proceedings to recover any losses or damage suffered by Licensee on its own account provided Licensee shall bear all the costs and expenses of so doing.

     Notwithstanding anything in this Agreement to the contrary, any Improvement caused by RJ and/or a Permitted Sublicensee to a Ferroelectric RF/ID Product which results in a claim, action, lawsuit or legal proceeding initiated by a third party relating to such Improvement, shall be the sole responsibility of RJ and/or its Permitted Sublicense.


                                  ARTICLE VII
                                CONFIDENTIALITY

7.1 CONFIDENTIALITY. The parties agree with each other to keep strictly confidential and not without the prior written consent of the other parties to disclose to any person or entity any information whatever which is part of or which relates to the Ferroelectric RF/ID Technology and/or the Products. Each party further agrees to bind in a manner so as to be legally enforceable to its employees, agents, consultants, advisors and representatives to such confidentiality including without limitation as to such disclosures as may be necessary for the parties' performance of their obligations and enjoyment of their rights under this Agreement, and otherwise as the relevant other party may consent to in writing.

7.2 MARKING OF DOCUMENTS AND MATERIAL. In furtherance, but not in limitation of the provisions of Section 7.1, each party shall use its reasonable endeavors to cause all written materials and other physical documents and materials of all types relating to or containing information of or about the Ferroelectric Technology, RF/ID Products to be plainly marked to indicate the secret, proprietary and confidential nature thereof, and to prevent the unauthorized use or reproduction thereof, directly or indirectly.

7.3 INDEMNIFICATION. Without limitations of any other right, remedy or benefit accruing to either party under this Agreement or by law, each party shall indemnify the other party fully for all damages caused by any unauthorized disclosure or use of any information intended to be kept secret, confidential and proprietary in accordance with this Article VIII by such party or its representatives, employees, agents consultants, sublicensees, etc.

7.4 SURVIVAL. This Article VII shall survive the expiration or earlier termination of this Agreement and of the Technology License and shall remain in effect for so long as Licensee is manufacturing, selling or distributing Ferroelectric RF/ID Products anywhere in the world.

7.5 PUBLIC DOMAIN. The provisions of this Article VII shall not apply to any information that the party can demonstrate by written evidence was in the public domain through no unlawful action or omission by such party or obtained from third parties not bound by law or confidentiality agreements to maintain the confidentiality thereof.

7.6 OBLIGATIONS TO DISCLOSE. This Article VII shall not prohibit the parties from disclosing under legally enforceable obligations any information required to be disclosed to any governmental authorities and shall not prohibit the parties from disclosing general financial and technical information in order to obtain funding or other financial advantages from any authority or institution or corporation, or for the relevant party to exercise its rights and perform its obligations in respect of the Technology License or to other wise carry on its business in the ordinary course. Other than set forth in Section 2.1, nothing contained in this Section shall entitle Licensee to transfer or assign the Ferroelectric RF/ID Technology or the License.


                                 ARTICLE VIII
                            TERMS AND TERMINATION

8.1 EXPIRATION. This Agreement and the Technology License shall remain in full force and effect from the Effective Date until termination under this Article. Unless terminated earlier, this Agreement and the Technology License shall terminate on the date of the expiration of the last to expire of any effective rights protecting the material part of the Ferroelectric RF/ID Technology as is relates to the design, development and/or manufacturing of Products anywhere in Japan, whether by applicable law of patents, trade secrets, or other equivalent applicable legal protection of proprietary business know-how and technology.

8.2 TERMINATION FOR BREACH. In the event of a material breach or default by a party in the performance of its respective duties, obligations or undertakings set forth in this Agreement, the other party shall have the right to give written notice to the defaulting party, notifying such party of the specific breach or default involved and, if within ninety (90) days after such notice the default and thereafter prosecute such remedy to completion within a commercially reasonable time, the aggrieved party shall have the right in addition to any other right, remedy or benefit it may have under this Agreement or applicable law, to terminate this Agreement and the Technology License upon five (5) days written notice to the defaulting party and effective upon the fifth (5th) day after the giving of such termination notice, this Agreement and the Technology License shall be terminated with out any further act or writing whatever.

8.3 TERMINATION BY RS. Notwithstanding any other provision of this Agreement and in addition to any other right, remedy or benefit RS may have under this Agreement or applicable law, RS shall have the unconditional right to terminate this Agreement and the Technology License effective, if:

     (a) Licensee fails or refuses to: (i) pay to RS on the date due any payment provided to be made to RS in accordance with this Agreement; or (ii) pay to RS within thirty (30) days of written demand after the due date thereof any royalties due hereunder provided, however, nothing in this subparagraph shall be construed to relieve Licensee of its liability to pay to RS royalties on all Ferroelectric RF/ID Products manufactured by Licensee and sold, leased or otherwise transferred by Licensee prior to or after the date of such termination in accordance with this agreement.

     (b) At any time Licensee is adjusted by a court of law to be bankrupt or insolvent, or files petition in bankruptcy or an answer admitting the material facts recited in such petition if filed by another, or is put or decides to go into dissolution or liquidation, or otherwise discontinues its business, makes an assignment for the benefit of its creditors or enters into any other general arrangement with its creditors, becomes insolvent, or has a trustee, receiver or custodian of any kind appointed to administer any substantial amount of its property, or is placed or enters into any comparable situation under the laws of any other nation, or any state or province in which its operations may be conducted, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect in any such location.

     (c) Licensee purports to assign, sublicense or transfer in any way whatsoever the Technology License in contravention of the provisions of this Agreement.

     (d) Licensee uses or attempts to use the Ferroelectric Technology in the manufacture, sale, lease, distribution or transfer of any type whatsoever of a product or application which does not involve or relate to the Ferroelectric RF/ID Products.

8.4 TERMINATION BY LICENSEE. Notwithstanding any other provision of this Agreement and in addition to any other right, remedy or benefit Licensee may have under this Agreement or applicable law, Licensee shall have the right and option in its sole discretion to terminate this Agreement and Technology License without payment of any penalty and without incurring any obligation to pay royalties after the effective date of such termination if, with respect of Ferroelectric RF/ID Products, any order is made or given in any proceedings which are commenced against Licensee or RS having the effect of restraining or impairing the exercise of the Technology License or any of the Licensee's material rights under this Agreement.

8.5 EFFECTS OF TERMINATION. Upon termination of this Agreement and the Technology License for whatever reason:

     (a) The rights under the Technology License and all intellectual property and other rights granted to Licensee under this Agreement shall immediately revert to, and vest in, RS and absolutely no interest whatever in any of such rights, in whole or in part shall thereafter remain in Licensee or any of its subcontractors, agents, employees or shareholders, Permitted Sublicensee, and/or any person or entity in any way affiliated with, or related to, Licensee. Accordingly, from the date of said termination such rights, and any of them, may not, and they shall not, be exercised in any way, in whole or in part, by Licensee or any person or entity with whom Licensee shall have entered into any agreement or understanding relating in any way to the Technology License or any of the rights granted to Licensee under this Agreement whether or not such agreement or understanding shall have been approved by RS unless Licensee has lawfully acquired or is lawfully able to use such rights.

     (b) Except and to the extent that Licensee has lawfully acquired or is lawfully able to exercise such rights, Licensee, and/or any Permitted Sublicensee, shall cease forthwith the manufacture, sale and distribution of the Ferroelectric RF/ID Products under the Technology License and not use further, except as herein provided, and return to RS specifications, data sheets, drawings, designs, photographs, photostats, negatives, undeveloped film, tape recordings and other electronic records, writing in any language and any other documents or materials furnished to Licensee or otherwise obtained by Licensee from RS, including without limitation any and all notes and written or electronic transcriptions on any part of the Ferroelectric RF/ID Technology and any and all similar materials in any way, in whole or in part, based thereof, as well as any and all similar materials which in any way contain, reflect or relate to any of the Ferroelectric RF/ID Technology.

     (c) Licensee, and any Permitted Sublicensees shall offer in writing to RS the right to purchase any or all Ferroelectric RF/ID Products which are unsold at the time of such termination. The price for such goods to RS shall not be less favorable than the price offered to third parties. If RS does not accept any such offer within seven (7) days following receipt then it shall be deemed to have declined same.

8.6 SALE OF INVENTORY. Notwithstanding the provisions of Section 8.5, after the termination of this Agreement and the Technology License, Licensee shall be entitled to sell existing inventory of Ferroelectric RF/ID Products which are in Licensee's possession on the date of such termination, if any, but only to existing customers of Licensee as of the date of termination. Royalties shall be payable on any such sales in accordance with Article II of this Agreement.

8.7  SURVIVAL.  Articles V, VI, VII, X and sections 8.5, 8.6, 12.3, 12.5 and
     12.10 of this Agreement shall permanently survive any termination or expiration of this Agreement.


                    ARTICLE IX-GOVERNMENTAL REQUIREMENTS

9.1 COMPLIANCE WITH LAWS. In performing their respective duties hereunder and in carrying out their activities under the Technology License, the parties shall comply with all applicable laws, regulations, procedures, ordinances and rulings of any government authority having jurisdiction over Licensee, Permitted Sublicensees, RS, Licensee's or any Permitted Sublicensee's use of the Technology License, or Licensee's, or any Permitted Sublicensee's, design manufacture, use, sale, lease or distribution of Ferroelectric RF/ID Products.

9.2 EXPORTS. Without limitation of any other provision of this Agreement, neither Licensee nor any Permitted Sublicensee shall, without receiving the prior authorization of RS and the United States Office of Export Administration or other appropriate governing body exercising controls over exports and re-exports of United States goods and technical data, export or re-export directly or indirectly any technical data included in Ferroelectric RF/ID Products to any country outside Japan or area forbidden to such exports under United States law or regulation.

9.3 GOVERNMENTAL APPROVALS. Licensee, and/or any Permitted Sublicensee, shall be solely responsible for obtaining any necessary approval of this Agreement by any governmental authorities having jurisdiction over Licensee's, and/or any Permitted Sublicensee's, activities pursuant to this Agreement, and to obtain the consent of any governmental authorities to the remittance of payments under this Agreement in accordance with its terms, in the event that any such consent should become necessary.


                                  ARTICLE XV
                              PAYMENTS AND TAXES

10.1 PAYMENTS. Any and all payments of every kind which may be payable by Licensee as the case may be, under the terms of this Agreement shall be paid in immediately available funds in United States dollars to RS, or at such bank as RS may from time to time designate in writing.

                                  ARTICLE XI
                                MISCELLANEOUS

11.1 SUCCESSORS AND ASSIGNS AND BINDING EFFECT. The rights and benefits of the parties under this Agreement shad accrue to, and run in favor of, each party's successors and assigns. The rights and obligations of the parties under this Agreement shad be binding upon their respective successors and assigns.

11.2 ASSIGNMENTS. Except as provided in Article IV and notwithstanding the provisions of Section 12.1, no party shall make or purport to make any assignment, transfer or conveyance, in whole or in part, of its rights and obligations under this Agreement without the prior written consent of the other party such consent not to be unreasonably withheld.

11.3 GOVERNING LAW. This Agreement shall take effect under, be construed and enforced according to, and be governed by the laws in force in the State of Colorado, USA, without reference to conflict of laws principles, and subject to section 12.10, the parties irrevocably submit to the personal and exclusive jurisdiction and venue of the Colorado state courts.

11.4 SEVERABILITY. The provisions of this Agreement are severable. If any provision or part of this Agreement shall be held by any court or other official body of competent jurisdiction to be invalid of unenforceable for any reason, the remaining provision or parts hereto shall continue to be given effect and shall bind the parties hereto unless the unenforceability or illegality has the consequence of substantially altering the respective rights and obligations of the parties hereto.

11.5 NO PARTNERSHIP OR OTHER RELATIONSHIP CREATED. The parties are not, nor shall any party hold itself out to be, the partner, agent, joint venture, employee or independent contractor of the other for any purpose whatever, nor shall any legal or fiduciary relationship between them, other than as may be explicitly provided in this Agreement, exist by virtue of this Agreement. No party shall be or become liable for any representation, act or omission of the other as a consequence of this Agreement and no party is authorized to create any such liability on behalf of the other. This Agreement is not for the benefit of any third party and shall not of itself be deemed to give any right or remedy to any third party for any purpose whatever.

11.6 WAIVERS. Any waiver exercised under any provision of this Agreement shall not be deemed a general waiver with respect to any other provision of this Agreement, and no failure to exercise and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, except where specified to the contrary herein, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies provided herein are, and shall be interpreted to be, cumulative and not exclusive of any other rights provided by law or otherwise.

11.7 NOTICES. All notices permitted or required to be given to the parties of this Agreement shall be in writing and delivered personally or sent by certified or registered airmail (return receipt required, postage prepaid), by air freight (return receipt requested), or by telefax or telex (with receipt acknowledgment requested) addressed to the respective parties at its usual and principal place of business. Such notices shall be deemed to have been effectively given and received on the day of delivery if delivered personally, or, if by telegram, telecopy, telex, or air freight, on the next day following the sending of such notice by telegram, telecopy, telexes or air freight provided that receipt shall have been acknowledged, and, if mailed, on the seventh (7th) business day following such mailing.

11.8 ENTIRE AGREEMENT. This Agreement contains the entire and only agreement of Licensee and RS with respect to the Technology License and supersedes entirely any and all other agreements either verbal or written between the parties with respect thereto, and each of Licensee and RS acknowledge that it has no claims against the other under or arising from any prior understanding or document. No agreement, statement or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.

11.9 CHANGES OR AMENDMENT. Any change, revision, termination or attempted waiver of any of the provisions contained in this Agreement shall not be binding unless in writing and signed by the party against whom the same is sought to be enforced. This Section may only be waived in writing. This Agreement shall be amended or supplemented only by written instrument duly executed by or on behalf of the parties hereto, and if and when so supplemented or amended shall include all such supplements and any amendments.

11.10 ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Colorado under the Rules of Arbitration of the Chamber of Commerce by one arbitrator appointed in accordance with those rules. The arbitrator will apply Colorado law to the merits of any dispute or claim, without reference to conflict of law principles. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for temporary or preliminary injunctive relief without breach of this arbitration provision.

11.11 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, including but not limited to a controversy settled by arbitration, the prevailing party shall be entitled to recover from the losing party reasonable expenses, including attorneys' fees and costs.

11.12 FORCE MAJEURE. If the performance by any party of any of its obligations under this Agreement shall be in any way prevented, interrupted, or hindered as a result of any force majeure, including, without limitation, war, civil disturbance, strike or other labor disturbance, lockout, legislation or restriction of any governmental or other authority, fire, unavailability of materials or finished goods, delay of carriers or any other similar circumstances (other than financial difficulties) beyond the reasonable control of such party, the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance, provided however, that local commercial unavailability of materials or finished goods shall not alone constitute force majeure for purposes hereof if such materials or finished goods are otherwise (even if it is at a higher cost) available. A party unable to perform timely its obligations under this Agreement due to any of the foregoing reasons must take all reasonable steps to remedy its nonperformance or delay its performance with the least possible delay and by doing whatever may reasonably be done to mitigate the adverse affect of its nonperformance upon the other party of this Agreement.

11.13 HEADINGS. The headings of the Sections of this Agreement have been inserted for convenience or reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

11.14 AUTHORIZED SIGNATURES. The parties acknowledge that this Agreement is subject to the approval of the respective board of directors of each party, and that upon such approval this Agreement constitutes a legally binding and enforceable obligation of the respective parties herein.

IN WITNESS WHEREOF, the undersigned parties to this Agreement have executed this document as of the date and year first above written.

"LICENSOR"                             "LICENSEE"

Racom Systems, Inc.                    Racom Japan LTD.




By:  /s/ Richard L. Horton             By:
   ---------------------------------      -------------------------------------


Name:    Richard L. Horton             Name:
     -------------------------------        -----------------------------------


Title:   President                     Title:
      ------------------------------         ----------------------------------

                         MEMORANDUM OF UNDERSTANDING



1. Racom Systems Inc. (RS) shall grant Racom Japan Inc. (RJ) RS "License" and "Technology"

2. "License" means the right to manufacture one chip IC with FRAM for contactless IC cards, that is being granted by Ramtron, and all inventions RS owns and will own.

3. "Technology" means technologies RS owns and will own to design, develop and manufacture contactless IC card products.

4. License and Technology RS grant to RJ is strictly limited in Japan and Japanese market.

5. RS shall grant RJ sub-license right of License and Technology to Japanese company (ies) on RJ discretion with RS prior approval.

6. RJ shall pay RS 100 M yen for the grant of License and Technology.

7. RJ shall pay RS 50 % of license fee that Japanese company (ies) pays for sub-licensing.

8. RS can not grant RJ sub-license right of License with including IC sales right by Japanese licensee (s) until January 1 1999.





         Racom Systems Inc.                    Racom Japan Inc.

     /s/ Richard L. Horton                /s/ Yasunori Nakazaki
     --------------------------           --------------------------

         Richard L. Horton                     Yasunori Nakazaki
         President                             President

         March 8 1996                          March 8 1996

[LOGO] RACOM SYSTEMS, INC.
                                                 6080 Greenwood Plaza Boulevard
                                                 Greenwood Village, CO 80111
                                                 Tel. (303) 771-2077
                                                 Fax  (303) 771-4708


                             FACSIMILE LEAD SHEET

TO:          YASUNORI NAKAZAKI/RACOM JAPAN       011 81 44 952 5416
FROM:        Richard Horton
DATE:        March 8, 1996
PAGE 1 OF:   2

--------------------------------------------------------------------------------
                            CONFIDENTIALITY NOTICE
THIS FACSIMILE TRANSMISSION (AND/OR DOCUMENTS ACCOMPANYING IT) MAY CONTAIN CONFIDENTIAL INFORMATION BELONGING TO THE SENDER. THIS INFORMATION IS
INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR ENTITY NAMED BELOW. IF YOU ARE NOT THE INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY DISCLOSURE, COPYING, DISTRIBUTION OR TAKING OF ANY ACTION IN RELIANCE ON THE CONTENTS OF THIS INFORMATION IS STRICTLY PROHIBITED. IF YOU HAVE RECEIVED THIS
TRANSMISSION IN ERROR, PLEASE IMMEDIATELY NOTIFY US BY TELEPHONE TO ARRANGE
FOR RETURN OF THE DOCUMENTS. YOU MAY REACH US AT THE NUMBER ABOVE. THANK YOU
FOR YOUR ASSISTANCE.
--------------------------------------------------------------------------------

Dear Yas-san,

1) Attached is signed M.O.U. Since we must complete this transaction quickly to meet your needs, I am drafting a Final Agreement, rather than preliminary, for signature and will fax to you by Thursday, March 15 latest.

2) Nesa Hassanein, Itochu's Denver lawyer, finally did show up for her second appointment today, after missing her first appointment without apology or explanation. She spent four hours examining our legal and financial records and reviewed the Ramtron License in detail. She also wanted to review our Bull and Rohm agreements which are confidential and we cannot disclose without their permission. She still has not given us a copy of her re-draft to the Share Purchase Agreement. She seems distrustful and opinionated and accused us of hiding information from her. Frankly, I do not understand her behavior. Please explain the situation to Itochu and ask how they would like us to proceed.

Best regards,



/s/ Richard
Richard

                             RACOM SYSTEMS, INC.
                         LIST OF MATERIAL AGREEMENTS

-    AGREEMENTS WITH NITETTSU SHOJI/RACOM JAPAN
     Technology License Agreement                                 March 22, 1996
     Exclusive Distributor Agreement with Racom Japan             August 4, 1995
     Letter to N/S                                                  May 22, 1995
     Letter of Intent                                           January 24, 1994
     Exclusive Distributor Agreement with Racom Japan (orig.)   October 20, 1993
     Joint Venture Agreement                                    October 20, 1993
     Application for Stock                                          July 8, 1993
-    AGREEMENTS WITH BULL CP8
     Development & Supply Agreement                             January 25, 1996
     Distribution Agreement (See Sandy's Files)
     Letter of Intent                                         September 12, 1994
-    AGREEMENTS WITH ROHM CO., LTD.
     Letter of Understanding                                   December 11, 1995
     Cooperative Agreement for Licensed Manufacturing of
      Ferroelectric RFID Products                                  June 21, 1995
     Consent and Support Agreement (Ramtron Intl. Corp.)           June 27, 1995
     Stock Purchase Agreement                                      June 27, 1995
     Agreement for Development of HF ASIC w/Microprocessor       October 1, 1994
-    AGREEMENTS WITH INTAG INTL.
     Settlement Agreement                                                  DRAFT
     Common Stock Subscription Warrant                             June 14, 1994
     Assignment and Security Agreement                            March 23, 1995
     Secured Notes Payable                                               various
-    OTHER
     Promissory Notes (Concord Services, Inc.)                           various
     Engagement Letters:
       Cyber-Card Investors
       Meridian Dunhill
       Liberty Partners
       Dain Bosworth
       Holland & Hart (Stock Pledge/License)
       Holland & Hart (Benton Bankruptcy)
       Holland & Hart (General)
       Letter of Intent - KAPSCH (Distribution/Mfg)
     Consulting Agreements:
       Russ Broshous
       William Skolout
       John McFarland
     Lease Agreements: Removed
       2nd Amendment Lease
       Leasehold Improvements
       1st Amendment Lease
       Original Lease Agreement
     Summary of Racom's Major Holdings
     Racom's Related Party Accounts
     Racom's List of Integrators
     Racom's List of Sales Representatives
     Racom's List of Distributors